Exhibit 4.18

RADIAN GROUP INC.

SENIOR SUBORDINATED

INDENTURE

Dated as of                     , 20

Providing for Issuance of Senior Subordinated Debt Securities in Series

as Trustee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Reconciliation and Tie Between the Trust Indenture Act of 1939 and Indenture dated as of             , between Radian Group Inc. and             , as Trustee

TIA Section	Indenture Section

310(a)(1)	7.09
310(a)(2)	7.09
310(a)(3)	N/A
310(a)(4)	N/A
310(a)(5)	7.09
310(b)	7.03, 7.07, 7.09
311(a)	7.10
311(b)	7.10
312(a)	2.08
312(b)	2.08, 14.03
312(c)	2.08, 14.03
313(a)	7.05
313(b)	7.05
313(c)	7.05, 14.02
313(d)	7.05
314(a)	4.03, 4.04
314(b)	N/A
314(c)	4.04, 14.05
314(d)	N/A
314(e)	14.05
314(f)	N/A
315(a)	7.01
315(b)	6.10
315(c)	7.01
315(d)	7.01
315(e)	6.13
316(a)(1)	6.09
316(a)(2)	N/A
316(a) last sentence	2.11
316(b)	6.06
317(a)	6.04, 6.07
317(b)	2.07
318(a)	14.01

*	Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE dated as of              between Radian Group Inc., a Delaware corporation, and              , as Trustee.

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured or unsecured senior subordinated debentures, notes, bonds or other evidences of indebtedness (“Securities”) to be issued in one or more series as herein provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, and intending to be legally bound, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Additional Interest” has the meaning specified in Section 6.03.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Agent Members” has the meaning specified in Section 2.15.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board” or “Board of Directors” means the Board of Directors of the Company or a committee thereof duly authorized to act for it hereunder.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture.

“Company” means Radian Group Inc., a Delaware corporation, and any and all successors thereto.

“Corporate Trust Office” means the address of the Trustee specified in Section 14.02 hereof or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the Company’s principal bank or institutional credit facility including any amendment, supplement, modification, restatement, replacement, refunding or refinancing thereof.

“Custodian” means the Trustee, as custodian with respect to the Securities of any series (so long as such Securities constitute Global Securities), or any successor entity.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Depositary” means, with respect to any series of Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06 hereof as the Depositary with respect to the Global Securities of that series, and any and all successors thereto registered and in good standing as a clearing agency under the Exchange Act, appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Event of Default” has the meaning specified in Section 6.01.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system (or any successor securities clearing agency).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Global Security” means any Security in global form registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities” means, individually and collectively, the Securities issued in global form issued in accordance with Sections 2.01, 2.09 and 2.15 hereof.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means, with respect to any Person: (i) the principal of, and any premium, if any, and interest on, indebtedness of any such Person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business; (v) all Hedging Obligations of such Person; (vi) all obligations of the type referred to above of other Persons and all dividends of other Persons for which (and to the extent that) such Person is responsible or liable as obligor, guarantor or otherwise; (vii) all obligations of the type referred to above of other Persons to the extent secured by any Lien on any property or asset of such Person; and (viii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

“Indenture” means this Indenture, as amended, restated, waived or supplemented from time to time and includes and incorporates by reference the forms and terms of particular series of Securities established as contemplated hereunder.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” means, with respect to the payment of interest on the Securities of any series, each date set forth in a supplemental indenture for such series of Securities as an Interest Payment Date, beginning on the date specified in such supplemental indenture.

“Maturity Date” means, with respect to any series of Securities, the date set forth as the Maturity Date in a supplemental indenture with respect to such series.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (1) under this Indenture or the applicable Securities, or (2) under Senior Debt.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, Vice Chairman of the Board, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Executive Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company (and not in their individual capacity) by two Officers of the Company, one of whom must be the principal executive officer, the president, the principal financial officer, the treasurer or any executive vice president or vice president of the Company, that meets the requirements of Section 14.05 hereof.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream.

“Paying Agent” shall initially be the Trustee, and shall be the Person authorized by the Company pursuant to Section 2.06 to pay the principal amount of, interest on, any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities of a particular series in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, New York, New York, unless otherwise specified in a supplemental indenture with respect to a particular series of Securities.

“Regular Record Date” means, with respect to the payment of interest on the Securities of a particular series, each date as shall be specified with respect to such Securities in a supplemental indenture (whether or not a Business Day) as a Regular Record Date for such Securities.

“Responsible Officer” when used with respect to the Trustee, means any officer within the applicable trust services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case, who is the officer responsible for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning assigned to it in the preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Register” means the register of the Securities and of transfers and exchanges thereof required to be kept by the Registrar pursuant to Section 2.06.

“Senior Bank Debt” means the Indebtedness (including reimbursement obligations with respect to letters of credit) outstanding under the Credit Facility from time to time.

“Senior Debt” means any Indebtedness unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Without limiting the generality of the foregoing, Senior Debt includes Obligations under the Credit Facility and Obligations under any senior indenture or securities issued thereunder. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any payment of interest or principal on any series of Securities, the date on which such payment of interest or principal is scheduled to be paid thereon by its terms as in effect from time to time, and does not include any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof, provided, however, that, if any such date is not a Business Day, the payment will be made on the next succeeding Business Day.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof.)

“Successor Company” has the meaning specified in Section 5.01(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb as amended) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that if the TIA is amended after such date, “TIA” means, to the extent required by any such amendment, the TIA as so amended.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S.” means the United States of America.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Act”	1.05
“Authentication Order”	2.05
“Conversion Agent”	2.06
“Conversion Date”	13.02(c)
“Designated Senior Debt”	11.02
“distribution”	11.02
“DTC”	2.15
“Legal Defeasance”	9.02
“Notice of Default” or “Notice of Defaults”	6.10
“outstanding”	2.11
“Payment Blockage Notice”	11.04
“supplemental indenture”	2.01
“Registrar”	2.06
“Representative”	11.02

Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04. RULES OF CONSTRUCTION.

For the purposes of this Indenture, unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” and “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement and successor sections thereof or rules adopted by the SEC from time to time.

Section 1.05. ACTS OF HOLDERS.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders, in person or by an agent duly appointed in writing or may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or a combination of such instruments or record and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05 and Section 12.05. The record of any meeting of Holders shall be proved in the manner provided in Section 12.06.

Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Register.

Section 1.06. REFERENCES TO INTEREST.

Unless otherwise explicitly stated, all references to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 2.03. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2.

THE SECURITIES

Section 2.01. FORM AND DATING.

(a) General. The Securities of each series shall be in substantially such form as shall be established by or pursuant to a Board Resolution, by an Officers’ Certificate or in one or more indentures supplemental hereto (as used herein, “supplemental indenture” shall include each of the foregoing), in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities exchange, organizational document, governing instrument or law or as may, consistently herewith, be determined by the officers executing such Securities as evidenced by their execution of the Securities. If temporary Securities of any series are issued as permitted by Section 2.12, the form thereof also shall be established as provided in the preceding sentence. If the forms of Securities of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities, shall be delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.05 or 2.12, as applicable, for the authentication and delivery of such Securities. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series described in the within-mentioned Indenture.

,
as Trustee

By:
Authorized Signatory

If the Trustee has designated an authenticating agent pursuant to Section 2.05 and the authenticating agent is authenticating any Security, then the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
as Trustee

As Authenticating Agent

Authorized Officer

(b) Global Securities. If Securities of or within a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or a specified amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges and conversions. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of outstanding Securities represented thereby, will be made in such manner and by such Person or Persons as shall be specified therein or upon the written order of the Company signed by an Officer to be delivered to the Trustee pursuant to Section 2.05 or 2.12. Subject to the provisions of Section 2.05, Section 2.12, if applicable, and Section 2.09, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable written order of the Company signed by an Officer. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing.

The provisions of the last paragraph of Section 2.05 shall apply to any Security in global form if such Security was authenticated and delivered as contemplated herein, but never issued and sold by the Company.

Notwithstanding the provisions of this Section 2.01, unless otherwise specified as contemplated by Section 2.02, payment of principal of, premium, if any, and interest on any Security in permanent global form shall be made to the Holder thereof.

Section 2.02. AMOUNT UNLIMITED; ISSUABLE IN SERIES

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series.

(b) The following matters will be established with respect to each series of Securities issued hereunder (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers’ Certificate or (iii) in one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which title will distinguish the Securities of the series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit will not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.09, 2.10, 2.12, 3.06 or 10.05 or any Securities that, pursuant to Section 2.05, are deemed never to have been authenticated and delivered hereunder);

(3) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method or methods of determination thereof;

(4) the rate or rates at which the Securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the Interest Payment Dates on which any such interest will be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, the record date, if any, for the interest payable on any Security on any Interest Payment Date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places where the principal of, premium, if any, and interest, if any, on Securities of the series will be payable pursuant to Section 2.06, any Securities of the series may be surrendered for registration of transfer pursuant to Section 2.06, Securities of the series may be surrendered for exchange pursuant to Section 2.06 and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notices to Holders pursuant to Section 14.02 will be published;

(6) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than as provided in Section 3.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(7) the right or the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series will be redeemed or purchased, in whole or in part, pursuant to such right or obligation;

(8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series will be issuable;

(9) if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the Securities of the series will be payable, or in which the Securities of the series will be denominated, and the particular provisions applicable thereto;

(10) if the payments of principal of, premium, if any, or interest, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

(11) if the amount of payments of principal of, premium, if any, and interest, if any, on the Securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

(12) if other than the principal amount thereof, the portion of the principal amount of such Securities of the series which will be payable upon declaration of acceleration thereof pursuant to Section 6.02 or the method by which such portion will be determined;

(13) the Person to whom any interest on any Security of the series will be payable;

(14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article 4 pertaining to the Securities of the series;

(16) under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the Securities of that series held by a Person who is not a U.S. Person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

(17) the forms of the Securities of the series;

(18) the applicability, if any, of Sections 9.02 and 9.03 to the Securities of the series or such other means of defeasance or covenant defeasance as may be specified for the Securities of such series;

(19) if other than the Trustee, the initial identities of the Registrar, Conversion Agent (if any) and any Paying Agent pursuant to Section 2.06;

(20) if the Securities of the series will be issued in whole or in part in global form, (A) the Depositary for such Global Securities, (B) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for Physical Securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) if other than as provided in Section 2.09, the circumstances under which any such exchange may occur;

(21) the designation of the initial Depositary with respect to the Securities of the series pursuant to Section 2.06;

(22) any restrictions on the registration, transfer or exchange of the Securities of the series;

(23) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

(24) if the Securities of the series will be convertible into or for other securities or property of the Company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange Securities of the series into or for other securities or property of the Company set forth in Article 13;

(25) whether the Securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation);

(26) the relative degree, if any, to which the Securities of the series will be senior to or be subordinated to other series of Securities in right of payment, whether or not such other series of Securities are then outstanding;

(27) any modification of the subordination provisions of this Indenture (including applicable definitions) that are to apply to Securities of the series; and

(28) any other terms of the series including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

(c) All Securities of any one series will be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and set forth, or determined in the manner provided, in the related Officers’ Certificate or (iii) in an indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

Section 2.03. PAYMENT OF INTEREST

Except as otherwise specified in any Security issued hereunder, or in any supplemental indenture with respect to Securities of a particular series, interest shall be due and payable on a Security as follows:

(a) A Holder of such Security as of the close of business on a Regular Record Date shall be entitled to receive and shall receive (except as otherwise indicated in this Section 2.03),

accrued and unpaid interest on such Security from the date specified in such Security to the Interest Payment Date next succeeding such Regular Record Date, other than any Security whose Maturity Date is prior to such Interest Payment Date.

(b) In the event that a Security of any series becomes subject to redemption pursuant to Article 3 and the redemption date occurs after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, the person whose Security becomes subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid interest from the preceding Interest Payment Date (or such earlier date on which interest was last paid) to, but excluding, the redemption date of such Security, even if such Person is not the Holder of such Security on the Regular Record Date. In the event that a Security of any series becomes subject to redemption pursuant to Article 3 and the redemption date occurs on an Interest Payment Date, the Holder as of the Regular Record Date corresponding to such Interest Payment Date shall be entitled to receive and shall receive accrued and unpaid interest from the preceding Interest Payment Date (or such earlier date on which interest was last paid or as otherwise provided in the Security) to, but excluding, the redemption date of such Security, even if such Person is not the Holder of such Security.

(c) The Company shall pay the principal of and interest on any Global Security registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security. The Company shall pay the principal of any Physical Securities at the office or agency designated by the Company for that purpose.

(d) The Company shall pay interest on any Physical Securities (A) to Holders having an aggregate principal amount of $10,000,000 or less, by check mailed to the Holders of such Securities at their address as it appears in the Security Register and (B) to Holders having an aggregate principal amount of more than $10,000,000, either by check mailed to each such Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar, in writing, to the contrary.

(e) In the event that Securities of any series are convertible and if, in such case, a Security is converted pursuant to Article 13, the Holder who converts such Security on any date other than an Interest Payment Date (except in the case of a Security whose Maturity Date is after the immediately preceding Record Date but prior to such Interest Payment Date) shall not be entitled to receive unpaid interest on such Security from the preceding Interest Payment Date until the conversion date, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited. As a result, if a Security is converted between a Regular Record Date and an Interest Payment Date (but not including on the Interest Payment Date), the Holder of record on the Regular Record Date will receive accrued and unpaid interest on such Security for such period on such Interest Payment Date but the Holder which converts the Security will be required to remit to the Company an amount equal to that interest at the time such Holder surrenders the Security for conversion, pursuant to Article 13; provided, however, that such Holder will not be required to remit such interest if (1)

the Company has specified a redemption date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such record date relates or (2) any overdue interest exists on the Conversion Date with respect to the Securities converted, but only to the extent of overdue interest.

Section 2.04. DENOMINATIONS.

Unless otherwise specified in any Security issued hereunder or in any supplemental indenture, Securities of a series denominated in U.S. dollars shall be issuable in denominations of U.S. $1,000 and any integral multiple thereof. Securities denominated in a foreign currency shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 2.05. EXECUTION AND AUTHENTICATION.

An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee (or its authenticating agent as provided below). The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), together with an Officers’ Certificate and an Opinion of Counsel, authenticate Securities for original issue in the aggregate principal amount stated in the Authentication Order. The Officers’ Certificate and Opinion of Counsel shall each state that all conditions precedent provided for or relating to the issuance of such Securities have been complied with.

If all of the Securities of a series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 2.05 must be delivered only once, prior to the authentication and delivery of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate additional Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to this Section 2.05 shall be true and correct as if made on such date and that all the conditions precedent, if any, provided for in this Indenture or the terms of the Securities of such series relating to the authentication and delivery of additional Securities of such series have been complied with.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 2.06. REGISTRAR AND PAYING AGENT; APPOINTMENT OF DEPOSITARY.

The Company shall, in accordance with Section 4.02, maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (if Securities of any series are convertible) an office or agency where Securities may be presented for conversion (“Conversion Agent”), and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more Conversion Agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional Conversion Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent or, if the Securities of any series are convertible, a Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Securities and to act as Custodian with respect to the Global Securities.

Section 2.07. PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities or other payment in respect of the Securities or otherwise held by it as Paying Agent, and will notify the Trustee of any default by the Company in making any such payment when due. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.08. HOLDER LISTS.

(a) The Company shall furnish or cause to be furnished to the Trustee, semiannually, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar. In addition, the Trustee and the Company shall comply with TIA § 312.

(b) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in this Section 2.08 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee shall destroy any list furnished to it as provided in this Section 2.08 upon receipt of a new list so furnished.

Section 2.09. TRANSFER AND EXCHANGE.

(a) Upon surrender for registration of transfer of any Physical Security of any series at the office or agency maintained pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Securities of the same series, of any authorized denominations and of a same aggregate principal amount and like tenor and containing identical terms and provisions.

(b) At the option of the Holder, Securities of any series (except a Security in global form) may be exchanged for other Securities of the same series, of any authorized denominations, of a same aggregate principal amount and like tenor and containing identical terms and provisions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(c) Notwithstanding any other provision of this Section 2.09, unless and until it is exchanged in whole or in part for Physical Securities, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(d) If at any time: (i) the Depositary for the Securities of a series notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Securities of such series and a successor Depositary is not appointed within 60 days; (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 60 days; or (iii) an Event of Default with respect to the Securities of such series has occurred and is continuing and any beneficial owner requests that its Securities be issued as Physical Securities; then, in such cases, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and an Authentication Order for the authentication and delivery of Physical Securities of such series of like tenor, shall authenticate and deliver (x) in the case of clause (iii), a Physical Security of such series to such beneficial owner in a principal amount equal to the principal amount of such Securities corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Securities of such series to the beneficial owners of the related Securities (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, and upon delivery of the Global Security to the Trustee such Global Security shall be cancelled.

(e) The Company may at any time in its sole discretion determine that all (but not less than all) Securities of a series issued in global form shall no longer be represented by such a Security or Securities in global form. In such event the Company shall execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of Physical Securities of such series of like tenor, shall authenticate and deliver in accordance with Section 2.02(g), Physical Securities of such series of like tenor, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

(f) If specified by the Company pursuant to Section 2.02 or this Section 2.09, with respect to a series of Securities, the Depositary for such series may surrender a Security in global form of such series in exchange in whole or in part for Physical Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)	to each Person specified by such Depositary a new Physical Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(ii)	to such Depositary a new Security in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of Physical Securities delivered to Holders thereof.

(g) Upon the exchange of a Security in global form for Physical Securities, such Security in global form shall be canceled by the Trustee. Physical Securities issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(h) Whenever any Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(i) All Securities issued upon any registration of transfer or upon any exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as were the Securities surrendered upon such registration of transfer or exchange.

(j) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

(k) No service charge shall be imposed by the Company, the Trustee or any Registrar for any exchange or registration of transfer of Securities, but the Company, the Trustee or any Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law or permitted pursuant to a supplemental indenture with respect to such Securities. None of the Company, the Trustee or any Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion.

(l) The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(m) The provisions of this Section 2.09 may be modified, supplemented or superseded with respect to any series of Securities by a Board Resolution or in one or more indentures supplemental hereto.

(n) At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(o) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

Section 2.10. REPLACEMENT SECURITIES.

If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security, provided that if required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

Every replacement Security is an obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.11. OUTSTANDING SECURITIES.

For purposes of this Indenture and the Securities, except as otherwise specified in any Security of any series or supplemental indenture with respect to such Securities, any Security authenticated and delivered under this Indenture shall, as of any date of determination, be deemed to be “outstanding” except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation or reductions in the interest in any Global Security effected by the Trustee in accordance with the provisions hereof;

(2) Securities for the payment or redemption of which money or U.S. Government Obligations in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company acts as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made;

(3) Securities which have been paid pursuant to Section 4.01; and

(4) Securities that have been replaced pursuant to Section 2.10, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given or concurred with any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, for purposes of determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

Section 2.12. TEMPORARY SECURITIES.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Physical Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.13. PURCHASE AND CANCELLATION.

The Company shall cause all Securities surrendered for payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Securities delivered to the Trustee shall be canceled promptly by the Trustee. No Securities shall be authenticated in exchange for any Securities cancelled, as provided herein. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market or otherwise, without giving prior notice to Holders, whether by the Company or the Company’s Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with this Section 2.13 and any such Securities shall no longer be considered outstanding under this Indenture upon such repurchase. Any Securities surrendered for cancellation by the Company shall not be reissued or resold.

Section 2.14. DEFAULTED INTEREST.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities. The Company shall notify the

Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Except as otherwise expressly provided in Section 2.03 or a supplemental indenture with respect to such Securities, in the case of any Security (or any part thereof) which is converted, interest payable on an Interest Payment Date after the date of conversion of such Security (or such part thereof) shall not be payable. Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.15. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(a) Except as otherwise specified in any Security of any series or supplemental indenture with respect to such Securities, the Securities of each series issued hereunder shall initially be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustees as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) The Holder of Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(c) A legend in substantially the following form shall appear on the face of all Global Securities:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO

TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01. APPLICABILITY OF ARTICLE.

The provisions of this Article are applicable to the Securities of any series which are redeemable before their maturity except as otherwise contemplated by Section 2.02 for Securities of such series or in any supplemental indenture with respect to such Securities.

Section 3.02. SELECTION OF SECURITIES TO BE REDEEMED.

If less than all of the Securities of any series are to be redeemed at any time, the Trustee will select the Securities of such series to be redeemed among the Holders of the Securities of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such series are listed or, if the Securities of such series are not so listed, and except as may be otherwise specified in a supplemental indenture with respect to the Securities of such series, by lot or by such other method as the Trustee deems fair and appropriate; provided, however, that no Securities of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Securities of such series to be redeemed shall be selected, unless otherwise provided herein or in the Securities of such series or in a supplemental indenture with respect to such Securities or otherwise agreed by the Company and the Trustee, by the Trustee from the outstanding Securities of the series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of

$1,000 or whole multiples of $1,000; except that if all of the Securities of a series of a Holder are to be redeemed, the entire outstanding amount of Securities of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Security of the same series in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption shall become due on the redemption date. On and after the redemption date, interest will cease to accrue on the Securities or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Securities called for redemption shall also apply to portions of Securities called for redemption.

Section 3.03. NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

The notice shall identify the Securities to be redeemed, including the series thereof, and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption will cease to accrue on and after the redemption date;

(6) as to any Security being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original;

(7) the paragraph of the Securities and/or Section of this Indenture, any supplemental indenture with respect to such Securities or any Securities pursuant to which the Securities called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05. DEPOSIT OF REDEMPTION PRICE.

No later than 12:00 p.m. (noon), Eastern Time, on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company is acting as Paying Agent, the Company shall segregate and hold in trust for the Persons entitled to such sums) money in immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

Section 3.06. SECURITIES REDEEMED OR PURCHASED IN PART.

Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. MANDATORY REDEMPTION; SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities, unless otherwise specified in the terms of a particular series of Securities or in a supplemental indenture with respect to such Securities.

ARTICLE 4.

COVENANTS

Section 4.01. PAYMENT OF SECURITIES.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. (noon), Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If the Company is the Paying Agent, principal, premium, if any, and interest shall be considered paid on the date due if it has segregated and held in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and interest so becoming due until such sums are paid to such Persons.

Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

In satisfaction of Section 2.06, the Company shall maintain a Registrar or co-Registrar which shall be an office or agency (and which may be an office of the Trustee or an affiliate of the Trustee) where Securities may be surrendered for registration of transfer, or for exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall maintain a Paying Agent (which may be an office of the Trustee or an affiliate of the Trustee or the Registrar or a co-Registrar) where Securities may be surrendered for payment. If, but only if, Securities of any series are convertible, the Company shall maintain a Conversion Agent (which may be an office of the Trustee or the Registrar or a co-Registrar or the Paying Agent) where such Securities may be surrendered for conversion. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Trustee’s principal agency, which currently is located at             .

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. REPORTING REQUIREMENT.

The Company shall file with the Trustee within 15 days after the Company is required to file the same with the SEC (after giving effect to any grace period afforded to the Company pursuant to Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.03 as of the time such documents are filed via the EDGAR system.

Section 4.04. COMPLIANCE CERTIFICATE.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.05. EXISTENCE.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory rights) as a corporation; provided, however, that the Company shall not be required to preserve any such right as a corporation, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities

Section 4.06. NO SENIOR SUBORDINATED DEBT.

Notwithstanding any provision hereof, the Company shall not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness that is both contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Securities. Indebtedness is not “contractually subordinate or junior” to other Indebtedness for purposes of this covenant solely because the Indebtedness is secured.

ARTICLE 5.

SUCCESSOR COMPANY

Section 5.01. CONSOLIDATION, MERGER AND SALE OF ASSETS.

The Company shall not consolidate with or merge with or into, or sell, transfer, lease or otherwise convey all or substantially all of its consolidated assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such Successor Company (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Securities and this Indenture;

(b) immediately after giving effect to such transaction (and treating such resulting, surviving or transferee Person as the Company for all such purposes hereunder), no Default or Event of Default shall occur and be continuing under this Indenture; and

(c) the Company delivers to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

For purposes of this Section 5.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 5.02. SUCCESSOR PERSON SUBSTITUTED.

In the case of any consolidation, merger, sale, transfer, lease or other conveyance pursuant to Section 5.01 in which the Company is not the Successor Company, and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the then outstanding Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the terms of the Securities and this Indenture, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects rank equally and have the same benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, transfer or conveyance (but not in the case of a lease) upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 shall be discharged from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, transfer, or other conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 5.03. OPINION OF COUNSEL TO BE GIVEN TO TRUSTEE.

Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel in accordance with Section 14.05 as conclusive evidence that any such consolidation, merger, sale, transfer, or other conveyance or lease, and any such assumption by the Successor Company of the obligations of the Company hereunder, complies with the provisions of this Article 5.

ARTICLE 6.

EVENTS OF DEFAULT

Section 6.01. EVENTS OF DEFAULT.

Except as may otherwise be provided in the Securities of any series or a supplemental indenture with respect to such Securities, an “Event of Default,” with respect to Securities of any series shall have occurred if:

(a) the Company defaults in the payment of principal of any Security of that series when due and payable on the Maturity Date with respect thereto;

(b) the Company fails to pay an installment of interest on any Security of that series when due, if such failure continues for 30 days after the date when due;

(c) upon exercise of a Holder’s conversion right with respect to any Security of that series in accordance with Article 13, the Company fails to deliver, or cause the Trustee to deliver, to such Holder the full amount of conversion consideration deliverable in respect of the Securities surrendered for conversion when due, in accordance with this Indenture and the terms of such Securities;

(d) the Company fails to comply with its obligations under Section 5.01(a) and (b) and Section 5.02;

(e) the Company fails to comply with any other covenant or agreement contained in the terms of the Securities of that series or this Indenture, if such failure is not cured within 90 days after notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the then outstanding Securities of all series affected by that failure, treating those series as a single class, in accordance with this Indenture, other than a covenant or agreement with respect to which a failure to observe or perform is otherwise expressly provided for in this Indenture or is expressly included in this Indenture solely for the benefit of a series of the Securities other than such series of Securities;

(f) default (i) in any scheduled payment of principal of any Indebtedness of the Company or any of its Subsidiaries (other than the outstanding Securities of that series and other than non-recourse Indebtedness), aggregating more than $100,000,000 in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any of its Subsidiaries (other than the outstanding Securities of that series and other than non-recourse Indebtedness) in excess of $100,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration is not rescinded or annulled, or such Indebtedness is not discharged, within a period of 20 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of all series, treating those series as a single class, a written notice specifying such default(s) and stating that such notice is a “Notice of Default” under this Indenture;

(g) one or more final, non-appealable judgments against the Company or any of its Subsidiaries, the aggregate uninsured portion of which is at least $50,000,000, if such judgments are not paid or discharged within 120 days;

(h) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or admits, in writing, its inability to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 6.02. ACCELERATION; RESCISSION AND ANNULMENT.

In case one or more Events of Default shall have occurred and be continuing with respect to one or more series of Securities then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i)), unless the principal of all of the Securities of all series with respect to which an Event or Events of Default shall have occurred, shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of all series affected by that failure, treating those series as a single class, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of Holders of at least 25% in aggregate principal amount of the then outstanding Securities of all series affected by that failure, treating those series as a single class, shall, declare 100% of the principal of, and any accrued and unpaid interest on, all of such outstanding Securities to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be due and payable immediately, notwithstanding any provision in this Indenture or in the terms of the Securities to the contrary. In the case of an Event of Default specified in Section 6.01(h) or Section 6.01(i), the principal of, and accrued and unpaid interest, if any, on, all outstanding Securities shall automatically become due and payable immediately.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of and interest on the outstanding Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all outstanding Securities of such series and the principal of any and all outstanding Securities of such series that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, at the rate borne by the outstanding Securities plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.06, and (2) rescission would not conflict with any order or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under this Indenture with respect to the Securities of such series, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on such Securities that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the Holders of a majority in aggregate principal amount of the then outstanding Securities of all series affected by that failure, treating those series as a single class may, by written notice to the Company and to the Trustee, rescind and annul any consequence of any such Default or Event of Default, including, without limitation, acceleration of the obligations, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.03. ADDITIONAL INTEREST.

Notwithstanding any provisions of this Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) its failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) its failure to comply with its reporting obligations set forth in Section 4.03, shall for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities at a rate equal to 0.25% per annum of the principal amount of the outstanding Securities (“Additional Interest”) for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, which Additional Interest rate shall be increased by an additional 0.25% per annum, on the 91st day after the occurrence of such Event of Default (if such Event of Default is not cured or waived prior to such 91st day); provided that the rate at which such Additional Interest accrues may in no event exceed 0.50% per annum. If the Company elects to pay Additional Interest on account of such an Event of Default, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived on or prior to such 181st day), the Securities shall be subject to acceleration as provided in Section 6.02. This Section 6.03 shall not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Securities shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must give notice to Holders of the Securities, the Trustee and the Paying Agent of such election prior to the 91st day after the occurrence of such Event of Default. Upon the Company’s failure to timely give all Holders, the Trustee and the Paying Agent such notice, the Securities shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. PAYMENTS OF SECURITIES ON DEFAULT; SUIT THEREFOR.

If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred with respect to the Securities of any series, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on the Securities of such series for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by such Securities plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Securities, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of any series allowed in such judicial proceedings relative to the Company or any other obligor on the Securities, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee with respect to the Securities of any series (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities affected thereby, and it shall not be necessary to make any Holders parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. APPLICATION OF MONIES COLLECTED BY TRUSTEE.

If the Trustee collects any money or other property pursuant to this Article, it shall pay out the money or other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, interest and any other amounts, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, interest and other amounts, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.05.

Section 6.06. PROCEEDINGS BY HOLDERS.

Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, the Holder of a Security shall have the right to institute a suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, if (and only if):

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to such Securities and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Securities of all series with respect to which such Event of Default has occurred and is continuing, treating those series as a single class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered, and, if requested, provided, to the Trustee such indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby; and

(d) the Trustee shall have neglected or refused to institute any such action, suit or proceeding for 60 days after its receipt of such notice, request and offer of indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the then outstanding Securities of all series with respect to which such Event of Default has occurred and is continuing, treating those series as a single class, a direction pursuant to Section 6.09 that is inconsistent with the request, it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of such Securities (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Security, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion, if any, of, such Security, on or after the respective due dates expressed or provided for in such Security or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07. PROCEEDINGS BY TRUSTEE.

In case of an Event of Default the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. REMEDIES CUMULATIVE AND CONTINUING.

All powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any Securities to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders.

Section 6.09. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY HOLDERS.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of all series with respect to which a Default or Event of Default has occurred, treating those series as a single class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority of the aggregate principal amount of the then outstanding Securities of all series with respect to which a Default or Event of Default has occurred, treating those series as a single class, may on behalf of the Holders of all of the Securities of such series, treating those series as a single class, by written notice to the Trustee and the Company, waive any Default or Event of Default with respect to such Securities hereunder except that no such waiver shall be effective as to a Default or Event of Default (i) in the payment of the principal of, or accrued and unpaid interest, if any, on the Securities, (ii) arising from a failure by the Company to pay or deliver, as the case may be, or to cause the Trustee to deliver, to converting Holders the consideration, if any, due upon conversion of the Securities in accordance with this Indenture or (iii) in respect of a covenant or provision hereof that under Article 10 cannot be modified or amended without the consent of the Holder of each outstanding Security affected unless each affected Holder consents. Upon any such waiver the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. NOTICE OF DEFAULTS.

The Trustee shall, within 90 days after the occurrence of a Default of which a Responsible Officer has actual knowledge, if such Default is continuing, mail to all Holders of Securities of each series with respect to which the Default has occurred, as the names and addresses of such Holders appear upon the Security Register, notice of all such Defaults known to a Responsible Officer (a “Notice of Default” or “Notice of Defaults”), unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Securities or a Default in the payment or delivery, as the case may be, of the consideration, if any, due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. STATEMENTS AS TO DEFAULTS.

The Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof.

Section 6.12. FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.13. UNDERTAKING TO PAY COSTS.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture or the Securities, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.13 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the then outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Security on or after the due date expressed or provided for in such Security or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 13.

ARTICLE 7.

TRUSTEE

Section 7.01. DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture or an indenture supplemental hereto applicable to such Event of Default, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or an indenture supplemental hereto, and the Trustee need perform only those duties that are specifically set forth in this Indenture or an indenture supplemental hereto and no others, and no implied covenants or obligations shall be read into this Indenture or an indenture supplemental hereto against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.09 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. RIGHTS OF TRUSTEE.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (within the meaning of TIA § 310(b)) it must eliminate such conflicting interest within 90 days after Default, apply to the SEC for permission to continue as trustee, or resign. Any Agent may do the same with like rights and duties.

Section 7.04. TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. REPORTS BY TRUSTEE TO HOLDERS OF THE SECURITIES.

On or before                      of each year, beginning with the                      following the date on which Securities are first issued under this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c). A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.06. COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee have separately agreed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.06) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, and the removal or resignation of the Trustee.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07. REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign with respect to one or more or all series of Securities at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to such series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee ceases to be eligible in accordance with Section 7.09 hereof;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of a series may appoint a successor Trustee to replace the successor Trustee appointed by the Company with respect to that series of Securities.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities of all series issued under this Indenture may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, ceases to be eligible in accordance with Section 7.09, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as are necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.08. SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09. ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.10. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship described in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

SATISFACTION AND DISCHARGE

Section 8.01. SATISFACTION AND DISCHARGE OF THE INDENTURE.

(a) The obligations of the Company under this Indenture shall terminate with respect to the Securities of one or more series (except those obligations referred to in Section 8.01(b)), (1) if (i) all Securities of such series theretofore authenticated and delivered (except Securities that have been replaced pursuant to Section 2.10 or paid and Securities whose payment in cash has theretofore been deposited with the Trustee or a Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 8.04) have been delivered to the Trustee for cancellation; and (ii) the Company has paid all sums payable by it hereunder or under the applicable indenture supplemental hereto in respect of such series of Securities; or (2) if (i) either (A) in the case of a series of Securities redeemable prior to its Maturity Date, the Company, pursuant to Article 3, has given notice to the Trustee and mailed a notice of redemption to each Holder of Securities of such series of the redemption of all of such Securities under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Securities of such series have otherwise become due and payable hereunder or will become due and payable within one year; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent (or if the Company is acting as Paying Agent, the Company has segregated and held), as trust funds in trust solely for the benefit of the Holders of Securities of such series for that purpose, either (A) an amount of cash in United States dollars, (B) non-callable U.S. Government Obligations which, through scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment of principal of, premium, if any, or interest on the Securities of such series, cash in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest on the outstanding Securities of such series to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be; and (iii) the Company shall have paid all other sums payable by it hereunder in respect of Securities of such series (including any conversion consideration, if applicable).

(b) Notwithstanding Section 8.01(a), the Company’s obligations in Sections 2.08, 2.09, 2.10, 2.11, 4.01 and 4.02 shall survive with respect to the Securities of the applicable series until the sums held in trust pursuant to Section 8.01(a) are made available to the Holders of the Securities of such series on the Stated Maturity Date. Sections 7.06, 8.04 and 9.06 shall survive such discharge of the Company’s other obligations pursuant to the preceding sentence in respect of Securities of the applicable series.

(c) This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect with respect to the Securities of any series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Securities of such series have become due and payable, whether at the Maturity Date, upon conversion or otherwise, cash and/or (in the case of conversion) other property sufficient to pay all of the outstanding Securities of such series or satisfy the Company’s Conversion Obligation, as the case may be, and pay all other sums due and payable under this Indenture by the Company with respect to such Securities; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with. For the avoidance of doubt, notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

The Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities of the applicable series and the Company’s obligations under this Indenture with respect to the Securities of such series, except for those surviving obligations specified above.

Section 8.02. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE.

Subject to Section 8.04, all monies and other property, if any, deposited with the Trustee pursuant to Section 8.01 or in accordance with Article 12 with respect to Securities of a series shall be held in trust for the sole benefit of the Holders of such Securities, and such monies and other property shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies or other property have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 8.03. PAYING AGENT TO REPAY MONIES HELD.

Upon the satisfaction and discharge of this Indenture with respect to the Securities of a particular series, all monies and other property, if any, then held by any Paying Agent (if other than the Trustee) with respect to such Securities, shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and other property.

Section 8.04. RETURN OF UNCLAIMED MONIES.

Subject to the requirements of applicable law, any monies and other property deposited with or paid to the Trustee for payment on the Securities of a particular series and not applied but remaining unclaimed by the Holders of the Securities for one year after the date upon which the payment on such Securities shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and other property; and the Holder of any of the Securities shall thereafter look only to the Company for any payment or delivery that such Holder of the Securities may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 8.05. REINSTATEMENT.

If the Trustee or the Paying Agent is unable to apply any money or other property in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and other property in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or other property, if any, held by the Trustee or Paying Agent.

ARTICLE 9.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

The Company may, by written direction to the Trustee, at any time, elect to have either Section 9.02 or 9.03 hereof, with such modifications thereto as may be specified in the supplemental indenture establishing a particular series of Securities, be applied to all outstanding Securities of one or more series upon compliance with the conditions set forth below in this Article 9.

Section 9.02. LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02 relating to one or more series of Securities, the Company shall, upon the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of the applicable series, except as set forth in Section 9.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under the Securities of the applicable series and under the provisions of this Indenture applicable to such series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of the applicable series to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith and (d) this Article 9. The Securities of the applicable series shall cease to be outstanding for all purposes except as set forth in the preceding sentence. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

Section 9.03. COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03 relating to one or more series of Securities, the Company shall, upon the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 5.01, and 14.08 hereof with respect to the outstanding Securities of the applicable series, and under any other covenants specified in the supplemental indenture with respect to such Securities or other terms of the applicable series as covenants to which this Section 9.03 apply, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of the applicable series shall thereafter not be deemed outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (or the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of the applicable series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 9.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Securities of one or more series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, (or another trustee satisfying the requirements of Section 7.09, who shall agree to comply with the provisions of this Article 9 applicable to it) in trust, for the benefit of the Holders of the Securities of the applicable series, (i) an amount of cash in United States dollars, (ii) non-callable U.S. Government Obligations which, through scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment of principal of, premium, if any, or interest on the Securities of such series (including any conversion consideration, if applicable), cash in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding Securities of the applicable series on the Stated Maturity or on the applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due, and the Company must specify whether the Securities of the applicable series are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); and

(e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 8.04 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Securities of the applicable series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Any amounts so deposited with the Trustee in compliance with Article 11 shall be held in trust by the Trustee for the purposes set forth in the preceding sentence and shall not be subject to the subordination provisions of Article 11.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable series.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series.

Section 9.06. REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations deposited pursuant to Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any amounts previously applied are required to be returned to the Company or to any trustee in connection with any proceeding referred to in Section 6.01(d) or (e) then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10.

SUPPLEMENTAL INDENTURES

Section 10.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Notwithstanding Section 10.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities (including any supplemental indenture) without notice to or the consent of any Holder of a Security:

(a) to provide for the assumption by a Successor Company of the Company’s obligations under the terms of the Securities and this Indenture pursuant to Article 5;

(b) to add guarantees with respect to the Securities of any series;

(c) to secure the Securities of any series;

(d) to add to the covenants for the benefit of the Holders of Securities of any or all series or surrender any right or power conferred upon the Company;

(e) make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any defect or inconsistency in this Indenture that does not adversely affect the rights of any Holder in any material respect;

(f) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

(g) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the Holders of any series of Securities;

(h) add additional Events of Default with respect to the Securities of any or all series;

(i) evidence the acceptance or appointment of a successor Trustee or to add an additional trustee or agent in accordance with this Indenture, or

(j) conform the provisions of this Indenture and the Securities of a particular series to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of such Securities, as supplemented by the related pricing term sheet.

Upon the request of the Company accompanied by written direction to the Trustee, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

Section 10.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

Except as provided in Section 10.01, the Company and the Trustee may amend or supplement this Indenture or the terms of the Securities only with the written consent of the Trustee and the Holders of at least a majority in aggregate principal amount of the outstanding Securities of all series affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), treating those series as a single class. Notwithstanding the foregoing, no amendment or supplemental indenture may without the written consent of the Holder of each Security affected:

(a) change the Maturity Date, or the payment date of any installment interest on, any Security;

(b) reduce the principal amount of, or interest on, any Security;

(c) change the place, manner or currency of payment of principal of, or interest on, any Security;

(d) impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e) change the ranking of the Securities in a manner adverse to the Holders of Securities;

(f) adversely affect the right of Holders of Securities that are convertible pursuant to Article 12 to convert their Securities in accordance with Article 12, or reduce the amount of consideration due upon conversion;

(g) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification or amendment of this Indenture or the Securities;

(h) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a waiver of compliance with any provision in this Indenture or the Securities or a waiver of any Default or Event of Default; or

(i) modify Section 6.09 or this Article 10, except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment to this Indenture or any proposed supplemental indenture; it shall be sufficient if the required Holders approve the substance thereof.

Section 10.03. NOTICE OF AMENDMENT OR SUPPLEMENT.

After an amendment or supplement under this Article 10 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 10.04. REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Securities, even if notation of the consent is not made on any Securities. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Securities if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, except as otherwise provided herein.

Section 10.05. NOTATION ON OR EXCHANGE OF SECURITIES.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Securities thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or to issue new Securities shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE 11.

SUBORDINATION

Section 11.01 AGREEMENT TO SUBORDINATE.

(a) The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

(b) If any holder of Senior Debt is required by any court or otherwise to return to the Company, or any Custodian, trustee, or similar official acting in relation to the Company, any amount paid by the Company to such holder of Senior Debt, the provisions of this Article 11, to the extent theretofore discharged, shall be reinstated in full force and effect.

Section 11.02 CERTAIN DEFINITIONS RELATED TO SUBORDINATION.

“Designated Senior Debt” means (i) the Senior Bank Debt and (ii) any other Senior Debt that has been designated by the Company as “Designated Senior Debt.”

“Representative” means (i) the indenture trustee or other trustee, agent or representative for holders of Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (a) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (b) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

A “distribution” may consist of cash, securities or other property, by set-off or otherwise.

Section 11.03 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities:

(a) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt, and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 9.05 hereof and any amount deposited with the Trustee pursuant to Section 8.01); and

(b) until all Obligations with respect to Senior Debt (as provided in subsection (a) above) are paid in full, any distribution to which the Holders of Securities would be entitled but for this Article 11 shall be made to holders of Senior Debt (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt, and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 9.05 hereof and any amount deposited with the Trustee pursuant to Section 8.01).

Section 11.04 DEFAULT ON DESIGNATED SENIOR DEBT.

(a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than (1) securities that are subordinated to at least the same extent as the Securities to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt, and (2) payments and other distributions made from any defeasance trust created pursuant to Section 9.05 hereof and any amount deposited with the Trustee pursuant to Section 8.01) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

(1) a default in the payment of the principal of, interest or premium, if any, on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

(2) a default, other than a default specified in Section 11.04(a)(1), on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative for such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.04(a)(2) unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default described in this paragraph (2) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made to be, the basis for a subsequent Payment Blockage Notice.

(b) The Company will resume payments on and distributions in respect of the Securities and may acquire them:

(i) in the case of a default described in Section 11.04(a)(1) hereof, upon the date on which the default is cured or waived, and

(ii) in the case of a default referred to in Section 11.04(a)(2) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 11 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 11.05 ACCELERATION OF SECURITIES.

If payment of the Securities is accelerated because of an Event of Default, the Company will promptly notify each Representative of Senior Debt of the acceleration.

Section 11.06 WHEN DISTRIBUTION MUST BE PAID OVER.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 11.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 11.07 NOTICE BY COMPANY.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 11, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article 11.

Section 11.08 SUBROGATION.

After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders (and any holders of Indebtedness pari passu with the Securities) have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

Section 11.09 RELATIVE RIGHTS.

This Article 11 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

(i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

(ii) affect the relative rights of Holders and creditors of the Company other than rights of Holders of the Securities in relation to holders of Senior Debt; or

(iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article 11 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default, as applicable.

Section 11.10 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 11.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made or the notice given to their Representative on their behalf.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of any Representative for Senior Debt or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12 RIGHTS OF TRUSTEE AND PAYING AGENT.

Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and any Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 11 or a Responsible Officer of the Trustee otherwise has actual knowledge of such facts. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.13 AUTHORIZATION TO EFFECT SUBORDINATION.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.04 hereof at least 30 days before the expiration of the time to file such claim, the agent under the Credit Facility (or in the absence of such agent, the lender) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

ARTICLE 12.

MEETINGS OF HOLDERS

Section 12.01. PURPOSES FOR WHICH MEETING MAY BE CALLED.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article 12 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act to be made, given or taken by Holders of Securities of such series.

Section 12.02. CALL, NOTICE AND PLACE OF MEETINGS.

(a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 12.01, to be held at such time and at such place as the Trustee may determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.02, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, by written direction to the Trustee, or the Holders of at least 25% in principal amount of the outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 12.01 by written request setting forth in reasonable detail the Act or other action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 12.02.

Section 12.03. PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person must be (a) a Holder of one or more outstanding Securities of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities of such series by such Holder or Holders. No vote may be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting will have no right to vote, except as a Holder of a Security of such series or proxy. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.04. QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any Act is to be taken at such meeting with respect to a consent or waiver which this Indenture (or any indenture supplemental hereto establishing a series of Securities hereunder) expressly provides may be given by the Holders of more or less than a majority in principal amount of the outstanding Securities of a series, the Persons entitled to vote such percentage in principal amount of the outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any such adjourned meeting shall be given as provided in Section 12.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities of such series which shall constitute a quorum.

Except as otherwise provided in Section 6.02 or 10.02 (or in any indenture supplemental hereto establishing a series of Securities hereunder), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Securities of that series; provided, however, that, except as otherwise provided in Section 6.02 or 10.02 (or in any indenture supplemental hereto establishing a series of Securities hereunder), any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture or any supplemental indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of the outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 12.04 or other Act duly taken shall be binding on all the Holders of Securities of such series, whether or not such Holders were present or represented at the meeting, if any.

Section 12.05. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.05 and the appointment of any proxy shall be proved in the manner specified in Section 1.05. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.05 or other proof.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 12.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote at least a majority in principal amount of the outstanding Securities of such series represented at the meeting.

Any meeting of Holders of Securities of any series duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote at least a majority in principal amount of the outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 12.06. COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02 and, if applicable, Section 12.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the

Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07. ARTICLE SUBJECT TO OTHER PROVISIONS.

Each provision of this Article 12 (whether or not expressly so stated) is subject to any other provision of this Indenture (or any supplemental indenture establishing a series of Securities hereunder) that provides that Securities of different series constitute a single class.

ARTICLE 13.

CONVERSION OF SECURITIES

Section 13.01. APPLICABILITY OF ARTICLE.

The provisions of this Article 13 shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 2.02 for the Securities of such series. This Article 13 shall not be applicable to Securities of any series which are not convertible into shares of Common Stock of the Company.

Section 13.02. EXERCISE OF CONVERSION PRIVILEGE.

(a) In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege must surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 4.02, accompanied by a duly executed Conversion Notice to the Company substantially in the form set forth on Exhibit B stating that the Holder elects to convert such Security or a specified portion thereof. Such Conversion Notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by instruments of transfer satisfactory to the Company and the Trustee duly executed by, the registered Holder or its attorney duly authorized in writing.

(b) To the extent provided in Section 2.03(e), Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Security whose Maturity Date is prior to such Interest Payment Date) shall be accompanied by payment by such Holder in immediately available funds to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of the Securities being surrendered for conversion. However, to the extent provided in Section 2.03(b), Securities which have been called for redemption on a redemption date or which are repurchasable on a redemption date that occurs between the close of business on a Regular Record Date and the close of business on the Business Day immediately preceding such Interest Payment Date, shall not require such concurrent payment to the Company upon surrender for conversion, and, if such

Securities are converted during the time period set forth in the preceding sentence, the Holders of such converted Securities shall be entitled to receive (and retain) any accrued interest on the Principal amount of such surrendered Securities, if any.

(c) To convert a Security a Holder must deliver to the Conversion Agent (i) a Conversion Notice, (ii) any payment required pursuant to Section 13.02(b) or pursuant to and/or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, (iii) any payment in respect of transfer or similar taxes, if required by Section 13.07, and (iv) the Security duly endorsed in accordance with such reasonable regulations as the Company may prescribe. The date on which the Holder satisfies all of those requirements is the “Conversion Date” for such Security. As soon as practicable after the Conversion Date, the Company shall issue and shall deliver or cause to be issued and delivered, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Except as set forth above and subject to Section 2.14, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities (or any part thereof) surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion. The person in whose name the shares of Common Stock issued upon conversion is registered shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the conversion date in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

Section 13.03. NO FRACTIONAL SHARES.

No fractional share of Common Stock of the Company shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 13.03, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sale price regular way on such exchange on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section 13.03, “trading day” means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

Section 13.04. ADJUSTMENT OF CONVERSION PRICE.

The conversion price of Securities of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reverse stock splits, reclassifications, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Securities of such series.

Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable supplemental indenture and shall prepare an Officers’ Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.02 and, if different, with the Trustee.

Section 13.05. NOTICE OF CERTAIN CORPORATE ACTIONS.

In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings, which would require an adjustment to the conversion price of the Securities; or

(2) the Company authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale of all or substantially all of the assets of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they appear in the Securities Register, at least 20 days (or 10 days in any case specified in Clause (1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Conversion Agent. Failure to give any such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 13.05.

Section 13.06. RESERVATION OF SHARES OF COMMON STOCK.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Securities of any series that has conversion rights.

Section 13.07. PAYMENT OF CERTAIN TAXES UPON CONVERSION.

Upon conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any withholding tax or any tax that is due because the shares are issued in a name other than the Holder’s name.

Section 13.08. NONASSESSABILITY.

The Company covenants that all shares of its Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

Section 13.09. EFFECT OF CONSOLIDATION OR MERGER ON CONVERSION PRIVILEGE.

In case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in case of any sale of all or substantially all of the assets of the Company, the company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding of any series that is convertible into Common Stock of the Company shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Security), to convert such Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger or sale, subject to compliance with the other provisions of this Indenture, such Security and such supplemental indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security. The above provisions of this Section 13.09 shall similarly apply to successive consolidations, mergers or sales. It is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if, pursuant to such merger, consolidation or sale, holders of outstanding shares of Common Stock of the Company do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Securities shall not have the right to thereafter convert their Securities into common stock of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock of the Company into which the Securities held by such holder might have been converted immediately prior to such consolidation, merger or sale, all as more fully provided in the first sentence of this Section 13.09. Anything in this Section 13.09 to the contrary notwithstanding, the provisions of this Section 13.09 shall not apply to a merger or consolidation of another corporation with or into the Company pursuant to which both of the following conditions are applicable: (i) the Company is the surviving corporation and (ii) the outstanding shares of Common Stock of the Company are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger or consolidation.

As evidence of the kind and amount of shares of stock or other securities or property (including cash) into which Securities may properly be convertible after any such consolidation, merger or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

Section 13.10. DUTIES OF TRUSTEE REGARDING CONVERSION.

Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the

Trustee nor any Conversion Agent makes any representation with respect thereto. Subject to the provisions of Section 7.01, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article 13 or in a supplemental indenture with respect to such Securities.

Section 13.11. REPAYMENT OF CERTAIN FUNDS UPON CONVERSION.

Any funds which at any time have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including, but not limited to, funds deposited pursuant to Article 8 hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article 13 shall after such conversion be repaid to the Company by the Trustee upon the Company’s written request.

Section 13.12. STOCKHOLDER RIGHTS PLAN.

If the Company has a stockholder rights plan in effect upon a conversion of any Security and the Company delivers any shares of Common Stock upon such conversion, the converting Holder shall receive, in addition to such shares of Common Stock, the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company and in effect upon conversion of such Securities, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to such conversion the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the conversion rate with respect to such series shall be adjusted as provided in the supplemental indenture with respect to such series of Securities.

ARTICLE 14.

MISCELLANEOUS

Section 14.01. TRUST INDENTURE ACT CONTROLS.

This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 14.02. NOTICES.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Radian Group Inc.
1601 Market Street
Philadelphia, PA 19103
Facsimile No.: (215) 963-9658
Attention: Chief Financial Officer

If to the Trustee:

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications. Notices and demands to or upon the Company by any Holders shall be made in accordance with Section 4.02.

Except as otherwise provided in this Indenture, any applicable Security or any supplemental indenture with respect to such Securities, all notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged or confirmed, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA § 312(c).

Section 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee which shall include the statements set forth in Section 14.05 hereof; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee which shall include the statements set forth in Section 14.05 hereof.

Section 14.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06. RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 14.08. STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 14.09. GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE AND THE SECURITIES.

Section 14.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.11. SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12. SEVERABILITY.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.13. COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture will be effective when each party shall have signed and delivered (including delivery by facsimile transmission), one or more counterparts to the other, but it shall not be necessary for both parties to sign the same counterpart.

Section 14.14. TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 14.15. CALCULATIONS.

Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities. The Company shall make all these calculations in good faith, and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Securities upon the request of such Holder at the sole cost and expense of the Company.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

RADIAN GROUP INC.

By
Name:
Title:

,
as Trustee

By
Name:
Title:

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

RADIAN GROUP INC.

    % [Series     ] Senior Subordinated Note due [            ]

No: [ ]	$[ ]

CUSIP No.:

RADIAN GROUP INC.

promises to pay to              or registered assigns, the principal sum of

Dollars on             .

Interest Payment Dates             .

Record Dates:

RADIAN GROUP INC.

By
Name:
Title:

This is one of the

Notes referred to in the

within-mentioned Indenture:

,
as Trustee

By:
Authorized Officer

[Back of Note]

RADIAN GROUP INC.

    % [Series     ] Senior Subordinated Note due [            ]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. This Note shall bear interest at a rate of     % per annum from                      or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semiannually in arrears on each                      and                     , commencing on                     , to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 6.03 of the Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

2. METHOD OF PAYMENT. The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. Except as provided below, interest will be paid (i) on any Notes having an aggregate principal amount of $10,000,000 or less, by check mailed to the Holders of such Notes, and (ii) on any Notes having an aggregate principal amount of more than $10,000,000, either by check mailed to each such Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar, in writing, to the contrary. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially,                     , the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4. INDENTURE. This Note is one of a duly authorized issue of Securities of the Company designated as its     % [Series     ] Senior Subordinated Note due                      (herein called the “Notes”), issued under a Senior Subordinated Indenture dated as of                     , 201   (the “Indenture”), by and between the Company and                     , herein called the “Trustee”, and reference is hereby made to the

Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

5. OPTIONAL REDEMPTION.

[(a) The Notes are not subject to redemption at the option of the Company prior to                     . The Notes may be redeemed, in whole or in part, at the option of the Company on or after                     , at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest, hereon to the date of redemption, upon not less than 30 nor more than 60 days’ notice, if redeemed during the twelve-month period beginning on [                    ] of the years indicated below:

Year	Redemption Price

(b) Notwithstanding the foregoing, prior to                     , the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its capital stock to redeem up to     % of the aggregate principal amount of all notes that had been issued under the Indenture up to the time of redemption at a redemption price of     % the principal amount of the notes redeemed, plus accrued and unpaid interest, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding (excluding Notes held by the Company and its Subsidiaries) must equal at least     % of the Notes that had been issued under the Indenture up to the time of redemption; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of capital stock of the Company.]

6. MANDATORY REDEMPTION. [The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.] or [Describe mandatory redemption or sinking fund provisions.]

7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or the portion thereof called for redemption.

8. [CONVERSION.

(a) As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding                     , 20    , and (ii) on or after                     , 20    , at any time

prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination thereof, at the Company’s election, in respect of the remainder, if any, of the Company’s Conversion Obligation, at the applicable conversion rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

(b) In order to exercise the conversion privilege with respect to a beneficial interest in a Global Note, the holder of such beneficial interest must comply with the procedures of the Depositary for converting a beneficial interest in a global note and, if required, pay funds equal to any interest payable on the next Interest Payment Date and any documentary, stamp or similar issue or transfer taxes, if any, to the extent required by Section 13.07 of the Indenture. In order to exercise the conversion privilege with respect to any Physical Note, the Holder of any such Notes to be converted must (1) complete, manually sign and deliver the Conversion Notice at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name(s) (with addresses) in which such Holder wishes the certificate(s) for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender the Notes at the office of the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required, (4) pay any documentary, stamp or similar issue or transfer taxes if required, and (5) make any payment under Article 13 of the Indenture, if required. A Holder may convert all or any portion (if the portion to be converted is an integral multiple of $1,000) of the Note.]

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes, fees or expenses required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding and other series of Securities affected (treating the Notes and such other series as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding and other series of Securities affected (treating the Notes and such other series as a single class), on behalf of the Holders of all Notes and such other series, if any, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences with respect to the Notes and such other series. In addition, as provided in the Indenture, the Company may make certain amendments to the Indenture without the consent of any Holder. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12. EVENTS OF DEFAULT. Each of the following constitutes an Event of Default: (i) default in the payment of principal of the Note when due and payable on the Maturity Date; (ii) failure by the Company to pay an installment of interest on the Note when due, if such failure continues for 30 days after the date when due; (iii) upon exercise of a Holder’s conversion right in accordance with Article 13 of the Indenture, failure by the Company to deliver, or cause the Trustee to deliver, to such Holder the full amount of conversion consideration deliverable in respect of the Notes surrendered for conversion when due, in accordance with the Indenture and the terms of such Securities; (iv) failure by the Company to comply with its obligations under Section 5.01(a) and (b) and Section 5.02 of the Indenture; (v) failure by the Company to comply with any other covenant or agreement contained in the Note or the Indenture, if such failure is not cured within 90 days after notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the Notes then outstanding and any other affected Securities outstanding under the Indenture (treating the Notes and such other series as a single class), in accordance with the Indenture; (vi) certain defaults with respect to the Indebtedness of the Company or any of its Subsidiaries, as provided in the Indenture; (vii) one or more final, non-appealable judgments against the Company or any of its Subsidiaries, the aggregate uninsured portion of which is at least $50,000,000, if such judgments are not paid or discharged within 120 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company. In case an Event of Default shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding and other series of Securities affected (treating the Notes and such other series as a single class), and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then-outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes and other series of Securities affected (treating the Notes and such other series as a single class) and other series of Securities affected (treating the Notes and such other series as a single class) then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes and such other Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

13. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal of, premium, if any, and interest on each Note is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

14. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. SERVICE CHARGES. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith to the extent provided in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103

Facsimile No.: (215) 963-9658

Attention: Chief Financial Officer

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Radian Group Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock or portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 13.07 of the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature(s)

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number

ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

(Sign exactly as the name appears on the face of this Note)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian